SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
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                                FORM 8-K

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 20, 2005
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                    JOHN B. SANFILIPPO & SON, INC.
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        (Exact Name of Registrant as Specified in its Charter)

Delaware                            0-19681             36-2419677
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(State or Other Jurisdiction       (Commission         (IRS Employer
   of Incorporation)               File Number)    Identification No.)

2299 Busse Road, Elk Grove Village, Illinois                60007
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(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code       847-593-2300
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(Former Name or Former Address, if Changed Since Last Report)


John B. Sanfilippo & Son, Inc. (the "Registrant") submits the following information:


ITEM 1.02. Termination of a Material Definitive Agreement
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On April 20, 2005, the Registrant received notice from Panasonic
Corporation of North America ("Panasonic"), whereby Panasonic has elected to terminate the Premises B portion of the Warehouse Lease between the Registrant, as landlord, and Panasonic, as tenant, as of May 31, 2005.
The Premises B portion of the Warehouse Lease, which was filed by the Registrant as an exhibit to a Current Report on Form 8-K on April
19, 2005, represents 578,302 square feet of the 653,302 total square feet leased to Panasonic under the Warehouse Lease. The original termination date of the Premises B portion of the Warehouse Lease was September 1, 2005, and the scheduled rent payment for such sapce was approximately $333,000 per month. The early termination will allow the Registrant to begin its facility consolidation project at an earlier date.

As described in greater detail in the Form 8-K filed by the Registrant on April 19, 2005, the Registrant recently closed on the purchase of certain real property from Panasonic for approximately $48 million and has entered into an Office Lease with Panasonic whereby Panasonic continues to lease back from the Registrant approximately 41% of the space in the office building purchased by the Registrant. These arrangements are not affected by the termination of the Premises B portion of the Warehouse Lease.


                              SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       JOHN B. SANFILIPPO & SON, INC.

Date: April 22, 2005                   By: /s/ Michael J. Valentine
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                                           Michael J. Valentine
                                           Executive Vice President Finance,
                                           Chief Financial Officer and
                                           Corporate Secretary